UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 2, 2006

XENOGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-32239	77-0412269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

860 Atlantic Avenue, Alameda, California

94501

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (510) 291-6100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Change of Control Severance Agreement

On June 2, 2006, Xenogen Corporation (“Xenogen”) entered into a Change of Control Severance Agreement with Michael J. Sterns, D.V.M., our Chief Business Officer and Vice President (the “Agreement”). The Agreement provides Dr. Sterns with salary and benefits continuation in the event his employment terminates under certain circumstances. The Agreement terminates, replaces and supersedes Dr. Sterns’ participation in the Company’s Change of Control Severance Policy. Xenogen intends to file a copy of the Agreement as an exhibit to its Form 10-Q to be filed with the Securities and Exchange Commission for the period ending June 30, 2006.

If (a) Dr. Sterns’ employment with Xenogen ends as a result of an involuntary termination at any time after the closing date of a change of control of the Company and prior to October 1, 2006 or (b) Dr. Sterns’ employment with Xenogen terminates as a result of an automatic termination (October 1, 2006 if the termination is without cause and a change of control has closed prior to October 1, 2006) and (c) Dr. Sterns signs a general release in favor of Xenogen and does not breach certain non-competition and non-solicitation covenants set forth in the Change of Control Severance Agreement, then (x) Xenogen will continue to pay to Dr. Sterns an amount equal to nine (9) months of his then current base salary in equal installments paid in the same amounts as received prior to the termination, less applicable withholdings and in accordance with our standard payroll practices, for the period beginning on the date of termination and ending on March 15 of the year following the year of termination with the last payment equal to the remaining amount of severance payments owed and (y) Xenogen will reimburse Dr. Sterns’ expenses for continuing his health care coverage and the coverage of his dependents who are covered at the time of the termination under COBRA for a period ending on the earlier of the date that is nine (9) months after the date of termination or the date on which Dr. Sterns becomes eligible to be covered by the health care plans of another employer.

The Agreement terminates on October 1, 2006; provided that Xenogen’s obligation to continue severance benefits with respect to an automatic termination or an involuntary termination occurring after the closing date of a change of control and prior to October 1, 2006 will continue in accordance with the terms of the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOGEN CORPORATION

Date: June 8, 2006	By:	/s/ WILLIAM A. ALBRIGHT, JR.
William A. Albright, Jr.
Senior Vice President, Finance and Operations, and Chief Financial Officer